UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 30, 2018

RELIANCE STEEL & ALUMINUM CO.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13122	95-1142616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 South Grand Avenue, Suite 5100, Los Angeles, CA 90071
(Address of Principal Executive Offices) (Zip Code)

(213) 687-7700
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2018, Gregg J. Mollins, President and Chief Executive Officer (“CEO”) of Reliance Steel & Aluminum Co. (the “Company”), provided notice of his decision to retire from the Company.  Mr. Mollins will continue in his role as President and CEO through December 31, 2018, after which he will serve as Senior Advisor to the CEO until his retirement from the Company on December 31, 2019.  Mr. Mollins will continue to serve on the Company’s Board of Directors (the “Board”).

On October 30, 2018, the Board unanimously appointed James D. Hoffman, 60, to succeed Mr. Mollins as the Company’s President and CEO, effective January 1, 2019.  Mr. Hoffman’s promotion is the result of a strategic, deliberate and well-executed long-term succession planning process undertaken by the Board.  Mr. Hoffman has served as the Company’s Executive Vice President, Chief Operating Officer since February 2016.  Prior to this role, Mr. Hoffman served as the Company’s Executive Vice President, Operations from May 2015 until February 2016, and as Senior Vice President, Operations from September 2008 until May 2015.  Mr. Hoffman previously served as executive vice president and chief operating officer of the Company’s subsidiary, Earle M. Jorgensen Company, from April 2006 until September 2008. Mr. Hoffman was appointed executive vice president of Earle M. Jorgensen Company in 2006, having been a vice president of Earle M. Jorgensen Company since 1996.

As President and CEO, Mr. Hoffman will receive an annual base salary of $1,075,000 and will continue to be eligible to receive an annual non-equity incentive plan award with a target award of 150% of his base salary.  Mr. Hoffman will receive equity compensation awards as determined by the Compensation Committee of the Board and a standard relocation package.  Donald Grant Hoffman, the son of Mr. Hoffman, is the manager of one of the Company’s operating divisions and received aggregate compensation and benefits paid by the Company in 2017 in excess of $120,000.  Donald Grant Hoffman is compensated in a manner consistent with the Company’s employment and compensation policies applicable to all employees.

Mr. Mollins will continue to receive his current annual base salary in 2019 as Senior Advisor to the CEO.  Mr. Mollins will also be eligible to receive an annual non-equity incentive plan award with a target award of 150% of his base salary in 2019 as well as a reduced equity compensation award that reflects his pending retirement at the end of 2019.

A copy of the press release issued by the Company making the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

Not Applicable.

(b)   Pro Forma Financial Information.

Not Applicable.

(c)   Shell Company Transactions.

Not Applicable.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 1, 2018 (included herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Date: November 1, 2018	By:	/s/ William A. Smith II
William A. Smith II
Senior Vice President, General Counsel and Corporate Secretary